Exhibit 99.1
P R E S S   R E L E A S E

Splunk Inc. Announces Fiscal Third Quarter 2016 Financial Results
Total Revenues Grew 50%; Company Increases Full Year Outlook

SAN FRANCISCO - November 19, 2015 - Splunk Inc. (NASDAQ: SPLK), provider of the leading software platform for real-time Operational Intelligence, today announced results for its fiscal third quarter ended October 31, 2015.

Third Quarter 2016 Financial Highlights

•	Total revenues were $174.4 million, up 50% year-over-year.

•	License revenues were $104.2 million, up 45% year-over-year.

•	GAAP operating loss was $72.3 million; GAAP operating margin was negative 41.5%.

•	Non-GAAP operating income was $6.6 million; non-GAAP operating margin was 3.8%.

•	GAAP loss per share was $0.57; non-GAAP earnings per share were $0.05.

•	Operating cash flow was $36.4 million with free cash flow of $21.1 million.

“We are excited about our performance in Q3 and pleased to welcome more than 500 new customers to the Splunk family,” said Godfrey Sullivan, Chairman and CEO. “Our customers at .conf2015 shared inspiring new use cases and their innovation continues to guide our investments in Cloud, IT, Security and Business Analytics solutions. We made an impressive set of announcements including new premium solutions for IT Service Intelligence and User Behavior Analytics, and new releases of Splunk Enterprise and Enterprise Security.”

Third Quarter 2016 and Recent Business Highlights
Customers:

•	Signed more than 500 new enterprise customers.

•
New and Expansion Customers Include: CenterPoint Energy, China Merchants Bank, Cisco, Creative Artists Agency - (CAA), Dubai Smart Government, Fairfax County (Virginia), Getty Images, Groupon, Hong Kong Marine Department, Independent Health, Jabil Circuit, NASDAQ, NetEnt (Sweden), Northwestern Mutual, NTT DOCOMO (Japan), Pernod Ricard Asia (Hong Kong), State of Arkansas, State of Maine, Surfdome (United Kingdom), Synchrony Financial, University of Pittsburgh Medical Center, U.S. Department of Energy, U.S. Pharmacopeial Convention, United States Postal Service, University of Macau (China), Wüstenrot & Württembergische (Germany), Yodlee, Zillow.

Products:

•
Announced the general availability (GA) of Splunk Enterprise 6.3, the latest version of the award-winning platform for machine data, to deliver double the performance and lower total cost of ownership (TCO).

•	Announced the GA of Splunk IT Service Intelligence, a new IT monitoring and analytics solution that delivers immediate value to IT with advanced analytics and powerful visualizations.

•	Announced the GA of Splunk Enterprise Security (ES) 4.0 to help organizations track attackers’ actions with streamlined ad hoc analyses and event sequencing.

•
Announced the GA of Splunk User Behavior Analytics (UBA), delivering out-of-the-box capabilities driven by machine learning and advanced analytics to help detect advanced cyberattacks and insider threats.

•	Made Splunk Light available as a cloud service, delivering the power of Splunk to small IT environments.

•
Announced the GA of Hunk 6.3, a full-featured, integrated analytics platform used to interactively explore, analyze and visualize big data in Hadoop and Amazon S3. This allows Splunk users to further drive down TCO by archiving historical data from Splunk Enterprise.

•	Released the latest version of Splunk App for Amazon Web Services (AWS) to provide easy-to-use dashboards with comprehensive security, compliance and operational insights into AWS environments.

Splunk Inc. | www.splunk.com

Strategic and Channel Partners:

•	Announced a strategic alliance with Booz Allen Hamilton to deliver predictive security analytics and operationalize threat intelligence.

•	Verizon Enterprise Solutions announced the launch of its Data Breach Investigations Report (DBIR) App for Splunk, providing actionable security intelligence for enterprises.

Recognition:

•	Splunk CTO Snehal Antani named to Computerworld’s 2016 Premier 100 Technology Leaders.

•	Splunk Enterprise won Network World Asia Readers’ Choice Awards for ‘Best Big Data Solution’ in 2015.

•	Splunk won the Platinum award from Security Insider in the “SIEM” category and the Gold award from Big Data Insider in the “Big Data Management and System Tools” category during the 2015 IT-Awards.

•	Splunk named to Deloitte’s North American Technology Fast 500.

•	Splunk ES and Splunk UBA named to Ventana Research’s Technology Innovation Award Winners for 2015.

•	Splunk named one of the Big Data 50 by Database Trends and Applications.

•	Announced the winners of the Splunk Revolution Awards at .conf2015.

Events:

•	Hosted a record number of customers and partners at .conf2015, the 6th Annual Splunk Worldwide Users Conference.

•	Hosted inaugural GovSummit with more than 1,000 attendees.

•
Hosted SplunkLive! events in cities around the world, including: Amsterdam, Auckland, Austin, Denver, Nashville, Sao Paolo, Seoul, Shanghai, Stockholm, Taipei, Warsaw and Wellington. Presentations can be found on the SplunkLive! website.

Financial Outlook
The company is providing the following guidance for its fiscal fourth quarter 2016 (ending January 31, 2016):

•	Total revenues are expected to be between $200 million and $202 million.

•	Non-GAAP operating margin is expected to be between 5% and 6%.

The company is updating its previous guidance for its fiscal year 2016 (ending January 31, 2016):

•	Total revenues are expected to total approximately $650 million (was $628 million to $632 million per prior guidance provided on August 27, 2015).

•	Non-GAAP operating margin is expected to be approximately 3% (was previously between 2% and 3% per prior guidance provided on August 27, 2015).

The company is providing the following guidance for its fiscal year 2017 (ending January 31, 2017):

•	Total revenues are expected to be approximately $850 million.

All forward-looking non-GAAP financial measures contained in this section “Financial Outlook” exclude estimates for stock-based compensation expenses, employer payroll tax expense related to employee stock plans, amortization of acquired intangible assets, acquisition-related costs and ground lease expense related to a build-to-suit lease obligation.

While a reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis, the company has provided a reconciliation of GAAP to non-GAAP financial measures in the financial statement tables for its fiscal third quarter and year-to-date 2016 non-GAAP results included in this press release.

Conference Call and Webcast
Splunk’s executive management team will host a conference call today beginning at 1:30 p.m. PT (4:30 p.m. ET) to discuss the company’s financial results and business highlights. Interested parties may access the call by dialing (866) 501-1535. International parties may access the call by dialing (216) 672-5582. A live audio webcast of the conference call will be available through Splunk’s Investor Relations website at http://investors.splunk.com/events.cfm. A replay of the call will be available through November 26, 2015 by dialing (855) 859-2056 and referencing Conference ID 75195214.

Safe Harbor Statement
This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding Splunk's revenue and non-GAAP operating margin targets for the company's fiscal fourth quarter and fiscal year 2016 as well as revenue target for fiscal year 2017 in the paragraphs under "Financial Outlook" above and other statements regarding momentum in the company’s business, customer growth, customer adoption of and value using our existing and acquired products, product innovations, and planned investments. There are a significant number of factors that could cause actual

Splunk Inc. | www.splunk.com

results to differ materially from statements made in this press release, including: Splunk’s limited operating history and experience developing and introducing new products and services, including its cloud offerings; risks associated with Splunk’s rapid growth, particularly outside of the U.S.; Splunk’s ability to realize value from its significant investments in its business, including through acquisitions and product and service innovations; Splunk’s transition to a multi-product software and services solutions oriented business; Splunk’s inability to successfully integrate acquired businesses, products and technologies; Splunk’s limited experience transitioning executive officer roles; retention of Splunk’s executives and key employees; and general market, political, economic and business conditions.

Additional information on potential factors that could affect Splunk’s financial results is included in the company’s Quarterly Report on Form 10-Q for the quarter ended July 31, 2015, which is on file with the U.S. Securities and Exchange Commission. Splunk does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

About Splunk Inc.
Splunk Inc. (NASDAQ: SPLK) is the market-leading platform that powers Operational Intelligence. We pioneer innovative, disruptive solutions that make machine data accessible, usable and valuable to everyone. More than 10,000 customers in over 100 countries use Splunk software and cloud services to make business, government and education more efficient, secure and profitable. Join hundreds of thousands of passionate users by trying Splunk solutions for free: http://www.splunk.com/free-trials.

Social Media: Twitter | LinkedIn | YouTube | Facebook

Splunk, Splunk>, Listen to Your Data, The Engine for Machine Data, Hunk, Splunk Cloud, Splunk Light, SPL and Splunk MINT are trademarks and registered trademarks of Splunk Inc. in the United States and other countries. All other brand names, product names, or trademarks belong to their respective owners. © 2015 Splunk Inc. All rights reserved.

For more information, please contact:
Sherry Lowe
Splunk Inc.
415-852-5529
slowe@splunk.com

Investor Contact
Ken Tinsley
Splunk Inc.
415-848-8476
ktinsley@splunk.com

Splunk Inc. | www.splunk.com

 SPLUNK INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	October 31,	October 31,	October 31,	October 31,
	2015	2014	2015	2014
Revenues
License	$104,164	$71,754	$263,996	$185,109
Maintenance and services	70,256	44,275	184,415	118,374
Total revenues	174,420	116,029	448,411	303,483
Cost of revenues
License	3,136	535	6,110	685
Maintenance and services	27,455	17,045	72,606	46,153
Total cost of revenues [1,2,3]	30,591	17,580	78,716	46,838
Gross profit	143,829	98,449	369,695	256,645
Operating expenses
Research and development	56,186	39,534	149,192	103,455
Sales and marketing	130,131	85,720	343,906	236,776
General and administrative [4,5]	29,857	21,446	85,489	75,125
Total operating expenses [1,2,3]	216,174	146,700	578,587	415,356
Operating loss	(72,345)	(48,251)	(208,892)	(158,711)
Interest and other income (expense), net
Interest income, net	377	199	1,162	492
Other income (expense), net	(271)	(52)	(477)	(326)
Total interest and other income (expense), net	106	147	685	166
Loss before income taxes	(72,239)	(48,104)	(208,207)	(158,545)
Income tax provision (benefit) [6]	735	447	(8,758)	1,543
Net loss	$(72,974)	$(48,551)	$(199,449)	$(160,088)

Basic and diluted net loss per share	$(0.57)	$(0.40)	$(1.58)	$(1.35)

Weighted-average shares used in computing basic and diluted net loss per share	128,368	120,331	126,534	118,895
______________________________________

[1] Includes amortization of acquired intangible assets as follows:
Cost of revenues	$2,896	$703	$5,379	$2,093
Research and development	86	569	234	707
Sales and marketing	164	150	469	447

[2] Includes stock-based compensation expense as follows:
Cost of revenues	$6,384	$4,039	$18,578	$11,653
Research and development	22,534	15,352	61,910	41,517
Sales and marketing	33,247	21,075	91,067	61,458
General and administrative	11,999	7,770	32,327	36,357

[3] Includes employer payroll tax on employee stock plans as follows:
Cost of revenues	$145	$111	$806	$344
Research and development	510	327	2,145	1,649
Sales and marketing	501	387	2,562	1,668
General and administrative	283	267	1,465	1,160

[4] Includes ground lease expense related to build-to-suit obligation	$222	$222	$666	$444

[5] Includes acquisition-related costs	$—	$—	$1,993	$—

[6] Includes a partial release of the valuation allowance due to acquisition	$—	$—	$(10,924)	$—

Splunk Inc. | www.splunk.com

SPLUNK INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	October 31, 2015	January 31, 2015
ASSETS
Current assets
Cash and cash equivalents	$501,691	$387,315
Investments, current portion	446,840	462,849
Accounts receivable, net	125,657	128,413
Prepaid expenses and other current assets	20,721	21,256
Total current assets	1,094,909	999,833
Investments, non-current	1,500	165,082
Property and equipment, net	100,264	50,374
Intangible assets, net	52,693	10,416
Goodwill	124,306	19,070
Other assets	5,440	3,016
Total assets	$1,379,112	$1,247,791
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$4,205	$3,726
Accrued payroll and compensation	78,213	65,220
Accrued expenses and other liabilities	37,545	27,819
Deferred revenue, current portion	282,547	249,883
Total current liabilities	402,510	346,648
Deferred revenue, non-current	66,341	54,202
Other liabilities, non-current	69,315	33,620
Total non-current liabilities	135,656	87,822
Total liabilities	538,166	434,470
Stockholders’ equity
Common stock	130	123
Accumulated other comprehensive loss	(2,298)	(837)
Additional paid-in capital	1,429,386	1,200,858
Accumulated deficit	(586,272)	(386,823)
Total stockholders’ equity	840,946	813,321
Total liabilities and stockholders’ equity	$1,379,112	$1,247,791

Splunk Inc. | www.splunk.com

SPLUNK INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	October 31,	October 31,	October 31,	October 31,
	2015	2014	2015	2014
Cash Flows From Operating Activities
Net loss	$(72,974)	$(48,551)	$(199,449)	$(160,088)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	5,691	3,430	13,467	8,968
Amortization of investment premiums	327	316	1,049	452
Stock-based compensation	74,164	48,236	203,882	150,985
Deferred income taxes	(111)	(280)	(11,416)	(793)
Excess tax benefits from employee stock plans	(343)	(240)	(995)	(1,108)
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable, net	(25,963)	(12,712)	2,756	798
Prepaid expenses, other current and non-current assets	3,162	(3,533)	15,630	(2,041)
Accounts payable	484	654	384	1,045
Accrued payroll and compensation	21,039	11,269	12,341	4,605
Accrued expenses and other liabilities	3,246	3,334	(3,839)	12,673
Deferred revenue	27,638	22,282	44,803	36,956
Net cash provided by operating activities	36,360	24,205	78,613	52,452
Cash Flow From Investing Activities
Purchases of investments	—	(387,324)	(219,195)	(691,277)
Maturities of investments	152,145	48,000	399,145	63,000
Acquisitions, net of cash acquired	—	—	(142,693)	(2,500)
Purchases of property and equipment	(15,272)	(4,054)	(24,496)	(11,200)
Other investment activities	—	—	(1,500)	—
Net cash provided by (used in) investing activities	136,873	(343,378)	11,261	(641,977)
Cash Flow From Financing Activities
Proceeds from the exercise of stock options	1,960	3,387	12,696	12,805
Excess tax benefits from employee stock plans	343	240	995	1,108
Proceeds from employee stock purchase plan	—	—	10,906	8,355
Payment related to build-to-suit lease obligation	—	—	—	(523)
Net cash provided by financing activities	2,303	3,627	24,597	21,745
Effect of exchange rate changes on cash and cash equivalents	(45)	(299)	(95)	(120)
Net increase (decrease) in cash and cash equivalents	175,491	(315,845)	114,376	(567,900)
Cash and cash equivalents at beginning of period	326,200	645,398	387,315	897,453
Cash and cash equivalents at end of period	$501,691	$329,553	$501,691	$329,553

Splunk Inc. | www.splunk.com

SPLUNK INC.
Non-GAAP financial measures and reconciliations

To supplement Splunk’s condensed consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States (“GAAP”), Splunk provides investors with certain non-GAAP financial measures, including non-GAAP gross margin, non-GAAP operating income (loss), non-GAAP operating margin, non-GAAP net income (loss) and non-GAAP net income (loss) per share (collectively the “non-GAAP financial measures”). These non-GAAP financial measures exclude all or a combination of the following (as reflected in the following reconciliation table): stock-based compensation expense, employer payroll tax expense related to employee stock plans, amortization of acquired intangible assets, acquisition-related costs, ground lease expense related to a build-to-suit lease obligation and the partial release of the valuation allowance due to acquisition. In addition, non-GAAP financial measures include free cash flow, which represents cash from operations less purchases of property and equipment. The presentation of the non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Splunk uses these non-GAAP financial measures for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. Splunk believes that these non-GAAP financial measures provide useful information about Splunk’s operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. In addition, these non-GAAP financial measures facilitate comparisons to competitors’ operating results.

Splunk excludes stock-based compensation expense because it is non-cash in nature and excluding this expense provides meaningful supplemental information regarding Splunk’s operational performance. In particular, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use under FASB ASC Topic 718, Splunk believes that providing non-GAAP financial measures that exclude this expense allows investors the ability to make more meaningful comparisons between Splunk’s operating results and those of other companies. Splunk excludes employer payroll tax expense related to employee stock plans in order for investors to see the full effect that excluding that stock-based compensation expense had on Splunk’s operating results. These expenses are tied to the exercise or vesting of underlying equity awards and the price of Splunk’s common stock at the time of vesting or exercise, which may vary from period to period independent of the operating performance of Splunk’s business. Splunk also excludes amortization of acquired intangible assets, acquisition-related costs, ground lease expense related to its build-to-suit lease obligation and the partial release of the valuation allowance due to acquisition from its non-GAAP financial measures because these are considered by management to be outside of Splunk’s core operating results. Accordingly, Splunk believes that excluding these expenses provides investors and management with greater visibility to the underlying performance of its business operations, facilitates comparison of its results with other periods and may also facilitate comparison with the results of other companies in its industry. Splunk considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that can be used for strategic opportunities, including investing in its business, making strategic acquisitions and strengthening its balance sheet.

There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by Splunk’s competitors and exclude expenses that may have a material impact upon Splunk’s reported financial results. Further, stock-based compensation expense has been and will continue to be for the foreseeable future a significant recurring expense in Splunk’s business and an important part of the compensation provided to Splunk’s employees. The non-GAAP financial measures are meant to supplement and be viewed in conjunction with GAAP financial measures.

The following table reconciles Splunk’s non-GAAP results to Splunk’s GAAP results included in this press release.

Splunk Inc. | www.splunk.com

SPLUNK INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	October 31,	October 31,	October 31,	October 31,
	2015	2014	2015	2014
Reconciliation of cash provided by operating activities to free cash flow:
Net cash provided by operating activities	$36,360	$24,205	$78,613	$52,452
Less purchases of property and equipment	(15,272)	(4,054)	(24,496)	(11,200)
Free cash flow (Non-GAAP)	$21,088	$20,151	$54,117	$41,252
Net cash provided by (used in) investing activities	$136,873	$(343,378)	$11,261	$(641,977)
Net cash provided by financing activities	$2,303	$3,627	$24,597	$21,745
Gross margin reconciliation:
GAAP gross margin	82.5%	84.8%	82.4%	84.6%
Stock-based compensation expense	3.6	3.5	4.2	3.8
Employer payroll tax on employee stock plans	0.1	0.1	0.2	0.1
Amortization of acquired intangible assets	1.7	0.6	1.2	0.7
Non-GAAP gross margin	87.9%	89.0%	88.0%	89.2%
Operating income (loss) reconciliation:
GAAP operating loss	$(72,345)	$(48,251)	$(208,892)	$(158,711)
Stock-based compensation expense	74,164	48,236	203,882	150,985
Employer payroll tax on employee stock plans	1,439	1,092	6,978	4,821
Amortization of acquired intangible assets	3,146	1,422	6,082	3,247
Acquisition-related costs	—	—	1,993	—
Ground lease expense related to build-to-suit lease obligation	222	222	666	444
Non-GAAP operating income	$6,626	$2,721	$10,709	$786
Operating margin reconciliation:
GAAP operating margin	(41.5)%	(41.6)%	(46.6)%	(52.3)%
Stock-based compensation expense	42.5	41.6	45.5	49.8
Employer payroll tax on employee stock plans	0.8	0.9	1.6	1.6
Amortization of acquired intangible assets	1.9	1.2	1.4	1.1
Acquisition-related costs	—	—	0.4	—
Ground lease expense related to build-to-suit lease obligation	0.1	0.2	0.1	0.1
Non-GAAP operating margin	3.8%	2.3%	2.4%	0.3%
Net income (loss) reconciliation:
GAAP net loss	$(72,974)	$(48,551)	$(199,449)	$(160,088)
Stock-based compensation expense	74,164	48,236	203,882	150,985
Employer payroll tax on employee stock plans	1,439	1,092	6,978	4,821
Amortization of acquired intangible assets	3,146	1,422	6,082	3,247
Acquisition-related costs	—	—	1,993	—
Ground lease expense related to build-to-suit lease obligation	222	222	666	444
Partial release of the valuation allowance due to acquisition	—	—	(10,924)	—
Non-GAAP net income (loss)	$5,997	$2,421	$9,228	$(591)
Reconciliation of shares used in computing basic and diluted net income (loss) per share:
Weighted-average shares used in computing GAAP basic net loss per share	128,368	120,331	126,534	118,895
Effect of dilutive securities: Employee stock awards	4,307	6,541	5,159	—
Weighted-average shares used in computing non-GAAP basic and diluted net income (loss) per share	132,675	126,872	131,693	118,895
GAAP basic and diluted net loss per share	$(0.57)	$(0.40)	$(1.58)	$(1.35)
Non-GAAP basic and diluted net income (loss) per share	$0.05	$0.02	$0.07	$(0.00)

Splunk Inc. | www.splunk.com